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Exhibit 10.1
                         License Agreement

     THIS DEVELOPMENT AND LICENSE AGREEMENT ("Agreement") is made and entered into this 22nd day of December, 1999 by and between Southern Wireless, Inc. (SWI) and Ryan Corley as nominee for a corporation to be formed.

     WHEREAS SWI intends to acquire certain technology that will compress video and stream real time video via the internet and desires to grant certain limited licenses for use of same;

     WHEREAS Ryan Corley, is acting as nominee for a corporation to be formed for the purpose of developing and distributing multiple branded networks of digital content and programming for distribution over the Internet, herein referred to as Internet Broadcasting Networks ("IBN");

     WHEREAS Ryan Corley on behalf of IBN acknowledges that SWI does not currently own or have the rights to the technology that is the subject of this agreement and that SWI may never obtain the rights to said technology, IBN and SWI enter into this agreement subject to the provision that it only becomes binding on the parties if SWI obtains the rights to the subject technology;

     WHEREAS the parties hereto acknowledge that this agreement is subordinate to, subject to and incorporates all of the definitions, conditions, requirements, restrictions and restrictive covenants that may be included in any contract that SWI may enter into for the purchase of licencing of the certain technology for video/audio compression and video/audio streaming.

     NOW THEREFORE, in consideration of the covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and intending to be legally bound, the parties hereby agree as follows:

     1. Subject to the conditions herein SWI agrees to grant IBN a limited exclusive license for the uses of the subject technology solely for video/audio streaming over the internet of TV type programming and content on multiple branded broadcast networks, specifically entertainment content and programming, news content and programming, sports content and programming and a non-exclusive use for documentary content and programming. Notwithstanding the foregoing, use of the subject technology for amateur sports programming at the high school level or lower is granted on a non-exclusive basis. SWI also agrees to grant IBN a non-exclusive license for use of the subject technology for video/audio compression and downloading in developing and operating IBN wholly owned broadcast networks and a non-exclusive license for streaming commercial advertising over the Internet on IBN wholly owned and operated networks. Expressly excluded from the licenses and rights conveyed under this agreement is use of the technology in conjunction with any programming or content considered to be rated X, XXX or pornographic.

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The limited exclusive license granted herein shall convert to a limited non-exclusive license after four years. Said four year period to commence with the date identified in section 6 following herein.

     2. All rights and licenses conveyed under this agreement are for use of the subject technology with programming and content delivered solely through IBN owned and operated networks. IBN shall not use the subject technology in any way to perform any services for other broadcast networks, web sites, distribution channels or any third party whatsoever.

     3. SWI agrees that during the four-year period commencing on the date SWI is ready, willing and able to deliver the subject technology to IBN, it shall not execute or convey in any manner any license agreements with third parties for the use of the subject technology for the purpose off streaming TV type programming, specifically entertainment content and programming, sports content and programming and news content and programming over the internet without the express written permission of IBN. Furthermore, during the aforementioned four-year period, SWI shall not perform streaming services for any third parties for TV type programming in the areas of entertainment, sports and news without the express written permission of IBN. If such permission is granted by either party, all revenues derived therefrom will be split 75% to SWI and 25% to IBN for the term of the agreement(s) and any and all renewals of the agreement(s).

     4. SWI may license subject technology for any other purposes not granted exclusively to IBN in sections 1 and 3 without restriction and without permission including but not limited to distribution, downloading and/or streaming of commercial advertising, feature length motion pictures, MOW's (feature length movies produced for television), documentary programming, musical performances, stage performances, educational content streamed directly to educational institutions and organizations, corporate training and informational content and programming, amateur sports programming and content at the high school level or less and for any other purposes not considered to be entertainment programming and content, sports programming and content and or news programming and content, that SWI deems appropriate.

     5. Furthermore, SWI retains the right to utilize subject technology for streaming, downloading and distribution of any content and programming whatsoever through SWI's wholly owned and operated Internet broadcast networks should SWI choose to develop and operate such networks in the future. SWI also retains the right to stream commercial advertising from SWI wholly owned and operated severs to any web sites, broadcast networks or distribution channels it deems appropriate and to license the subject technology to third parties for streaming commercial advertising without permission from IBN or revenue split with IBN.



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     6.   SWI will notify IBN in writing of the commencement date of the four-year period of exclusivity pursuant to section 3. When SWI is ready, able and willing to deliver the technology to IBN, the four year period will begin whether or not IBN is prepared to take delivery of the technology.

     7. On the first day following the end of the said four year period provided for in section 3, SWI may license said technology without restriction or permission from IBN and without any payments to IBN.

     8. IBN may sell all or part of one or more of the branded networks developed by IBN incorporating the subject technology and the licenses granted in section 1 of this agreement only with the
express written permission of SWI.   IBN may sell its names, branded
networks and trademarks without SWI permission, but it may not sell or sub-license its rights to, or the use of, the subject technology or licenses granted herein without the express written permission of SWI.

     9. As a condition of this agreement, IBN will issue shares of its common stock to SWI equal to 15% of the total stock outstanding computed on a fully-diluted basis for a period of 5 years from the "commencement date" as outlined in paragraph 6 above. At such times as the number of shares of outstanding Common Stock of IBN increases, computed on a fully diluted basis, to include stock options, warrants and other instruments which could be converted into common stock or any other class of stock, then IBN will issue additional shares of Common Stock to SWI, at no cost to SWI, so that the shares of SWI's percentage will be equal to 15% of the outstanding shares computed on a fully-diluted basis, at that time. If SWI sells any of its shares during the five year period, the dilution percentage shall be reduced by a calculation as follows (take number of shares sold divided by the number of shares held by SWI at the time of sale and reduce the 15% by the same percentage to obtain the new anti-dilution percentage). Should there be more than one sale, this procedure should be followed for each sale.

     IBN shall not assign, transfer, or pledge this Agreement, in any manner without the prior written consent of SWI, except as part of a merger, reorganization or acquisition of all or substantially all of the assets or stock of the assignor, and upon the written agreement of the assignee to assume all of the obligations of the assignor.

     This agreement will not be effective until SWI has received the IBN stock herein identified as consideration. SWI is not obligated to convey the subject technology unless IBN is a corporation lawfully incorporated under the laws of a State of the United States.

     This agreement, and not the completion of any technology transfer, is full and complete satisfaction for all claims that Ryan Corley, as an individual has or may have for his efforts in helping SWI procure the subject technology.

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     This agreement may be executed in one or more counterparts, all of which, together, shall constitute one and the same instrument. The laws of the State of Oklahoma shall govern this Agreement


/s/ Ryan Corley_________________       /s/ W.H. Walker, Jr.,President
Ryan Corley, Individual                 W. H. Walker, Jr, President
                                        Southern Wireless, Inc.


/s/ Ryan Corley ____________
Ryan Corley, Nominee for IBN